As filed with the Securities and Exchange Commission on June 7, 2013
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________________

PURE CYCLE CORPORATION
(Exact name of registrant as specified in its charter)
______________________________

Colorado (State or other jurisdiction of incorporation or organization)	84-0705083 (I.R.S. Employer Identification No.)
1490 Lafayette Street, Suite 203
Denver, Colorado 80218
Telephone: 303-292-3456
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
______________________________

Mark Harding
President and CFO
1490 Lafayette Street, Suite 203
Denver, Colorado 80218
Telephone: 303-292-3456
(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________________

With copies to:

Wanda J. Abel
Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202
Telephone: 303-892-9400
______________________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
______________________________

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered (1)	Amount to be Registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering rice (2)	Amount of registration fee
Primary Offering(3)
Common Stock, 1/3 of $.01 par value
Preferred Stock, par value $.001
Warrants
Rights
Units
Total for Primary Offering	$ 15,000,000	(4)	$ 15,000,000 (5)	$2,046 (5)
Secondary Offering
Common Stock (6)	1,982,099	6.495(2)	12,873,733	$1,756 (2)
Total for Primary and Secondary Offering				$3,802

(1)
There are being registered hereunder such indeterminate number of (i) shares of common stock and preferred stock, (ii) warrants and rights to purchase any of the securities that are being registered under this Registration Statement, and (iii) units of the foregoing as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $15,000,000.  The securities registered also include such indeterminate number of shares of common stock, shares of preferred stock, warrants or rights as may be issued upon conversion of, exchange for, exercise of, or pursuant to the provisions (including anti-dilution provisions) of any such securities as may be offered pursuant to this Registration Statement.  No separate consideration will be received for any securities issued upon conversion or exchange.  In addition, up to 1,982,099 shares of common stock may be sold from time to time pursuant to this Registration Statement by the selling shareholder included herein.  This Registration Statement also covers any additional securities issuable upon share splits, share dividends or similar transactions pursuant to Rule 416 of the Securities Act of 1933.

(2)
Estimated solely for the purpose of computing the registration fee.  With respect to the primary offering, the aggregate initial offering price shall not exceed $15,000,000.  The proposed maximum offering price per share and maximum aggregate offering price for the shares being registered hereby on behalf of the selling shareholder are calculated in accordance with Rule 457(c) based on the average high and low sales price per share of our common stock on June 3, 2013, as reported on the NASDAQ Capital Market.

(3)	Any securities to be issued by the registrant in a primary offering may be sold separately or as units with other securities registered hereunder.
(4)	The registrant will determine the proposed maximum initial offering price per unit of its securities from time to time.
(5)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933.
(6)	These shares are being registered on behalf of a selling shareholder for resale.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 7, 2013

PROSPECTUS

$15,000,000
Common Stock, Preferred Stock, Warrants, Rights, and Units
Offered by Pure Cycle Corporation
and
1,982,099 Shares of Common Stock Offered by Selling Shareholder
______________________________

We may offer and sell common stock, preferred stock, warrants, rights and units from time to time in one or more offerings up to a total dollar amount of $15,000,000 on terms to be determined at the time of sale.  Also, the selling shareholder identified in this prospectus may, from time to time, offer and sell up to 1,982,099 shares of common stock.  See “Selling Shareholder.”  We will not receive any of the proceeds from the shares of common stock sold by the selling shareholder.  We will provide the specific terms of these securities in supplements to this prospectus.  You should carefully read this prospectus and any supplement before you invest.

We and the selling shareholder may sell the securities directly or through one or more underwriters, dealers or agents.  See “Plan of Distribution.”  The names of any underwriters, dealers or agents will be included in a supplement to this prospectus, along with any applicable fee, commission or discount arrangement.

Our common stock is listed on the NASDAQ Capital Market under the symbol “PCYO.” On June 3, 2013, the last reported sales price of our common stock on the NASDAQ Capital Market was $6.39 per share.

The aggregate market value of our outstanding common stock held by non-affiliates is $109,292,017 based on 24,037,596 shares of outstanding common stock, of which 17,103,602 shares are held by non-affiliates, and a per share price of $6.39 based on the closing sale price of our common stock on June 3, 2013.

Investing in our securities involves risks. For a discussion of certain risks that should be carefully considered by prospective investors, see “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2013.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and/or sell common stock, preferred stock, warrants and rights to purchase common stock, preferred stock and other securities that may be offered under this prospectus, and units of any of the foregoing, separately or together, and such indeterminable number of shares of common stock, shares of preferred stock, warrants or rights as may be issued upon conversion of, exchange for, exercise of, or pursuant to the provisions (including anti-dilution provisions of any such securities), in one or more offerings, up to a total dollar amount of $15,000,000.  Each time we sell securities with this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering including, among other things, the number of securities to be sold and the price.  The prospectus supplement may also add to, update or change information in this prospectus.  You should read carefully this prospectus, any prospectus supplement, and the additional information described below before making an investment in our shares.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or the securities offered by this prospectus, you should refer to that registration statement, including the exhibits filed with the registration statement and the information incorporated by reference into the registration statement, which you can obtain from the SEC as described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement.  We and the selling shareholder have not authorized anyone to provide you with any different information.  This prospectus may only be used where it is legal to sell these securities.  You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference, is accurate as of any date other than the date of such document or earlier dates as specified therein, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security.

As used in this prospectus, the terms “Pure Cycle,” “we,” “our,” “ours” and “us” refer to Pure Cycle Corporation and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Requests for copies should be directed to the SEC’s Public Reference Section, Judiciary Plaza, 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” certain information we have filed with them, which means we can disclose important information to you by referring you to those documents. The following documents, which were previously filed with the SEC pursuant to the Exchange Act, are hereby incorporated by reference in this prospectus, excluding any disclosures therein that are furnished and not filed:

•	our Annual Report on Form 10-K for the year ended August 31, 2012;

•	our Quarterly Report on Form 10-Q for the quarter ended November 30, 2012;

•	our Quarterly Report on Form 10-Q for the quarter ended February 28, 2013; and

•	the Current Reports on Form 8-K filed with the SEC on January 23, 2013 and January 24, 2013.

In addition, all reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement on Form S-3 of which this prospectus is a part and prior to the termination of the offering of the securities described in this prospectus shall be deemed to be incorporated by reference into this prospectus and shall be a part hereof from the respective dates of filing such reports and documents (other than any portions of any such documents that are deemed furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items).

Statements contained in documents that we subsequently file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus (including information in previously filed documents that were incorporated by reference into this prospectus) to the extent the new information differs from or is inconsistent with the old information.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the document that was filed later.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement or the documents incorporated by reference in this prospectus, each such statement being qualified in all respects by such reference.

Each person, including any beneficial owner to whom a prospectus is delivered, may receive a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling Pure Cycle Corporation, Attn: Secretary, at 1490 Lafayette Street, Suite 203, Denver, CO or 303-292-3456 or by contacting the SEC as described above.

OUR COMPANY

We are an investor-owned Colorado corporation that (i) provides wholesale water and wastewater services to end-use customers of governmental entities and to commercial and industrial customers and (ii) manages land and water assets for farming.

Our wholesale water and wastewater services include water production, storage, treatment, bulk transmission to retail distribution systems, wastewater collection and treatment, irrigation water treatment and transmission, construction management, billing and collection and emergency response.  Our primary wholesale customers are two local governmental entities located in the greater Denver, Colorado metropolitan area that provide water and wastewater services to their end-use customers.

We are vertically integrated, which means we own or control substantially all assets necessary to provide wholesale water and wastewater services to our customers. This includes owning (i) water rights which we use to provide domestic, irrigation, and industrial water to our wholesale customers (we own surface water, groundwater, reclaimed water rights and storage rights), (ii) infrastructure (such as wells, diversion structures, pipelines, reservoirs and treatment facilities) required to withdraw, treat, store and deliver water, (iii) infrastructure required to collect, treat, store and reuse wastewater, and (iv) infrastructure required to treat and deliver reclaimed water for irrigation use.

We also own and manage 16,000 acres of irrigated land currently being leased to local farmers in southeastern Colorado, and we own 931 acres of land along the I-70 corridor east of Denver, Colorado that is being held for development.

Our corporate offices are located at 1490 Lafayette Street, Suite 203, Denver, CO 80218. Our telephone number is 303-292-3456. Our web site is http://www.purecyclewater.com. The information on our website does not constitute part of this prospectus or the documents incorporated herein by reference.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties and all other information contained or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our most recent Annual Report on Form 10-K and all other documents incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information included in the applicable prospectus supplement.  Additional risks and uncertainties of which we are not currently aware or which we currently do not believe are material may also exist. The occurrence of any of these risks could materially and adversely affect our business, financial condition, results of operations or cash flows. In any such case, the trading price of our common stock could decline, and you could lose all, or a part, of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and each prospectus supplement includes and incorporates by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act.  All statements, other than statements of historical facts, contained or incorporated by reference into this prospectus or any prospectus supplement regarding our strategy, future operations, financial position, future revenues and earnings, projected expenses, prospects and plans and objectives of management are forward-looking statements.  The words “anticipate,” “goal,” “seek,” “project,” “strategy,” “future,” “likely,” “may,” “should,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend” and similar expressions and references to future periods, as they relate to us, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  Forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. We are not able to predict all factors that may affect future results. We cannot assure you that any of our expectations will be realized.  There are a number of important factors that may cause actual results to differ materially from those contemplated by such forward-looking statements.  These important factors include, without limitation, the factors described under the heading “Risk Factors” of this prospectus, the factors we identify in the documents we incorporate by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement.

All forward-looking statements speak only as of the date made. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements above. Except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

SELLING SHAREHOLDER

The common stock registered on behalf of the selling shareholder in the registration statement of which this prospectus is a part consists of 1,982,099 shares of common stock that have been issued to PAR Investment Partners, L.P. (“PIP”), upon conversion of a $5.2 million Convertible Promissory Note (the “Convertible Note”) payable by us to PIP.  The Convertible Note was issued by us on September 28, 2010, and surrendered for conversion on January 11, 2011.  In connection with the Convertible Note, we entered into a Registration Rights Agreement dated September 28, 2010, granting PIP the right to include the shares issued upon conversion in a registration statement we file, subject to certain conditions.  The 1,982,099 shares owned by PIP are being registered pursuant to the terms of that Registration Rights Agreement.

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock, as of June 3, 2012, by the selling shareholder.  The information in the table below is based upon information provided to us by the selling shareholder.  The selling shareholder may sell all, some or none of its shares registered pursuant to the registration statement of which this prospectus is a part. See “Plan of Distribution.” Unless otherwise noted, the person identified possesses sole voting and investment power with respect to the shares set forth below.

			Ownership After Offering(1)
Name	Number of Shares Beneficially Owned	Number of Shares that May Be Sold	Number Shares	Percent
PAR Investment Partners, L.P.(2)	5,982,970	1,982,099	4,000,871	16.6%

________________________
(1)
The ownership percentage is based on 24,037,596 shares of common stock outstanding as of June 7, 2013, and assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus and the sale of no shares by us.

(2)
PIP owns directly 5,982,970 shares.  PAR Group, L.P. (“PGL”), through its control of PIP as general partner, has sole voting and dispositive power with respect to all 5,982,970 shares owned beneficially by PIP.  PAR Capital Management, Inc. (“PCM”), through its control of PGL as general partner, has sole voting and dispositive power with respect to all 5,982,970 shares owned beneficially by PIP.  No shareholder, director, officer or employee of PCM has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any shares held by PIP.

The shares held by PIP are part of a portfolio managed by Arthur G. Epker III.  Mr. Epker has been a director of Pure Cycle since 2007.  As an officer of PCM, Mr. Epker has the authority to trade the securities held by PIP; however, Mr. Epker disclaims beneficial ownership of the shares held by PIP.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities for general corporate purposes, which may include water and wastewater system expenditures, working capital and acquisitions.

We will not receive any of the proceeds from the sale of shares of common stock by the selling shareholder.

DESCRIPTION OF CAPITAL STOCK

The summary of the terms of the shares of our capital stock set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to our articles of incorporation and our bylaws, both of which may be further amended from time to time and both of which are incorporated herein by reference.  See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Our authorized capital stock consists of:

•	40,000,000 shares of common stock, par value $.00333 per share, of which 24,037,596 shares were issued and outstanding as of May 30, 2013; and

•	25,000,000 shares of preferred stock, par value $.001 per share, of which 432,513 shares of Series B Preferred Stock were issued and outstanding as of May 30, 2013.

 Common Stock

Quorum and Voting Rights. Each share of common stock is entitled to one vote in the election of directors and on all matters as to which holders of common stock are entitled to vote. Holders of not less than a majority of the shares entitled to vote at any meeting of shareholders constitute a quorum unless otherwise required by law.  Except with respect to the election of directors or as otherwise required by law or the articles of incorporation, a proposal is approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.  Meetings of our shareholders may be called on no fewer than 10 days nor more than 60 days’ notice.

Election of Directors.  Directors hold office until the next annual meeting of shareholders.  Directors are elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.  Cumulative voting is not permitted.

Dividend and Liquidation Rights. Each share of common stock has an equal and ratable right to receive dividends when declared by our board of directors out of assets legally available for that purpose and subject to our dividend obligations to holders of any preferred stock then outstanding.  We currently do not expect to pay any dividends on our common stock.

In the event of a liquidation, dissolution or winding up, the holders of our common stock are entitled to share equally and ratably in the assets available for distribution after payment of all liabilities, subject to any prior rights of any holders of preferred stock outstanding at that time.

Preemptive, Conversion or Redemption Rights.  The holders of common stock have no preemptive, subscription, conversion or redemption rights, and are not subject to further calls or assessments.

Other Provisions.  All outstanding shares of our common stock are, and all shares of common stock that may be issued under this prospectus will be, fully paid and non-assessable.

Transfer Agent and Registrar.  The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Services, Inc., 1717 Arch Street, Suite 1300, Philadelphia, Pennsylvania 19103, telephone:  855-418-5058.

 Preferred Stock

Our articles of incorporation authorize our board of directors to establish one or more series of preferred stock. With respect to any series of preferred stock, our board of directors is authorized to determine the preferences, limitations and relative rights of that series.  The relevant prospectus supplement will describe the terms of any preferred stock offered.  These terms may include:

•	the aggregate number of shares offered and the offering price;

•
the dividend rate of the series, the conditions and dates upon which such dividends will be payable, the relation which such dividends will bear to the dividends payable on any other class or classes of stock, and whether such dividends will be cumulative or noncumulative;

•	whether and upon what terms the shares will be redeemable;

•	the extent, if any, to which holders of shares of the series will have preemptive rights;

•	the terms and amount of any sinking fund provided for the purchase or redemption of the shares of the series;

•
whether or not the shares of the series will be convertible into or exchangeable for shares of any other class or classes of stock, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

•	the voting rights, if any, to which the holders of shares of the series will be entitled;

•	the restrictions, if any, on the issue or reissue of any additional shares of preferred stock of that series;

•	the rights of the holders of the shares of the series upon the dissolution, liquidation, or winding up of the corporation;

•
any restriction on alienability of shares of the series, or any provision discriminating against any existing or prospective holder of such shares as a result of such holder owning a substantial amount of shares of such series;

•	any restriction on the repurchase or redemption of shares by us while there is any arrearage in the payment of dividends or sinking fund installments; and

•
any other preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series, as the board of directors may deem advisable and as shall not be inconsistent with the provisions of the articles of incorporation and permitted by the laws of the State of Colorado.

Because the board of directors has the power to determine the preferences, limitations and relative rights of each series of preferred stock, it may provide the holders of any series of preferred stock with rights senior to the rights of the holders of the common stock.

 Series B Preferred Stock

The rights of our Series B Preferred Stock are tied to certain water rights we own.  We currently own or control a total of approximately 3,300 acre feet of tributary surface water, 25,050 acre feet of non-tributary and not non-tributary groundwater rights, and approximately 26,000 acre feet of adjudicated reservoir sites that we refer to as our “Rangeview Water Supply.”  This water is located at the “Lowry Range,” which is owned by Colorado State Board of Land Commissioners.  Of the 25,050 acre feet of Lowry Range groundwater, we own approximately 11,650 acre feet of non-tributary and not non-tributary groundwater which we can “export” from the Lowry Range to supply water to nearby communities (this portion of the Rangeview Water Supply is referred to as our “Export Water”).

Liquidation Rights.  Upon any voluntary or involuntary liquidation, dissolution or winding up of Pure Cycle, the holders of shares of Series B Preferred Stock will be entitled to be paid, before any distribution or payment is made upon any other equity securities of Pure Cycle, $1.00 per share less an amount equal to all dividends paid thereon.

Dividends. Holders of the Series B Preferred Stock are entitled to receive dividends, when and as declared by our board of directors, in a total amount of $1.00 per share.  The Series B Preferred Stock will only earn and accrue dividends when we receive proceeds from the marketing, sale or other disposition of the Export Water or our interest in the Export Water in an amount greater than $36,026,232.  Dividends are required to be paid when we receive such proceeds.  Until all accrued dividends on the Series B Preferred Stock have been paid, we may not declare or pay dividends on the common stock.

Redemption.  The Series B Preferred Stock is redeemable for cash at our option at a redemption price equal to $1.00 per share less an amount equal to all dividends paid thereon.  The Series B Preferred Stock may not be redeemed using proceeds from the sale of Export Water unless it would be permissible under the articles of incorporation to use such assets to pay a dividend on the Series B Preferred Stock.  We may redeem the Series B Preferred Stock in lieu of payment of dividends thereon.  Holders of Series B Preferred Stock do not have any right to require us to redeem any or all shares of the Series B Preferred Stock.

Voting Rights.  Holders of Series B Preferred Stock generally will have no voting rights except as required by law.  Certain changes to the terms of the Series B Preferred Stock that would be materially adverse to the rights of holders of the Series B Preferred Stock cannot be made without the approval of the holders of a at least 66-2/3% of the outstanding Series B Preferred Stock voting separately as a class.  These changes requiring approval consist of the following:

•	altering or changing terms, preferences or privileges of Series B Preferred Stock; and

•	authorizing a new security ranking senior to the Series B Preferred Stock as to dividend or liquidation rights.

In addition, when dividends on the Series B Preferred Stock have accrued but have not been declared by the Board, the holders of the Series B Preferred Stock will be entitled to vote with the holders of common stock at any meeting of shareholders held during the period such dividends remain in arrears.  Each share of Series B Preferred Stock will have one vote when voting with the common stock.

 Anti-Takeover Provisions of Governing Documents

Our bylaws require that shareholders give advance notice of proposals to be presented at meetings of shareholders, including director nominations.  The date by which notice must be given to be considered timely is set forth in our most recent definitive proxy statement filed with the SEC.

Our board of directors can at any time under our articles of incorporation and without shareholder approval issue one or more new series of preferred stock.  In some cases, the issuance of preferred stock without shareholder approval could discourage or make more difficult attempts to take control of Pure Cycle through a merger, tender offer, proxy contest or otherwise.  Preferred stock with special voting rights or other features issued to persons favoring management could stop a takeover by preventing the person trying to take control of our company from acquiring the voting shares necessary to take control.

DESCRIPTION OF WARRANTS

We may issue warrants independently or together with other securities and may attach warrants to any offered securities.  Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent.  You should refer to the provisions of the warrant agreement that will be filed with the SEC in connection with an offering of warrants for the complete terms of the warrant agreement.

The relevant prospectus supplement will describe the terms of any warrants offered.  Those terms may include:

•	the aggregate number of the warrants offered and the offering price;

•	the securities or other rights for which the warrants are exercisable;

•	the amount of securities purchasable upon exercise of each warrant and the price at which the securities may be purchased upon such exercise;

•	the events or conditions under which the amount or price of securities may be subject to adjustment;

•	the designation and terms of securities with which the warrants are issued and the number of warrants issued with each such security;

•	the date, if any, on and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the date on which the right to exercise such warrants will commence and the date on which such right will expire;

•	the redemption or call provisions, if any, applicable to the warrants;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the circumstances, if any, that will cause the warrants to be deemed to be automatically exercised;

•	the identity of the warrant agent, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities.

Prospective purchasers of warrants should be aware that federal income tax, accounting and other considerations may be applicable to instruments such as warrants. The relevant prospectus supplement will describe such considerations, to the extent they are material, as they apply generally to purchasers of such warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock or other securities. We may issue these rights independently or together with any other offered security.  The specific terms of any rights will be described in a rights certificate and may also be subject to a rights agreement.  You should refer to the provisions of the rights certificate and any rights agreement that is filed with the SEC in connection with an offering of the rights for the complete terms.

The applicable prospectus supplement will describe the specific terms of any rights offering.  These terms may include:

•	the title of the rights;

•	the securities for which the rights are exercisable;

•	the exercise price for the rights;

•	the number of rights issued;

•	the extent to which the rights are transferable;

•	a discussion of the material U.S. federal or income tax considerations applicable to the issuance or exercise of the rights;

•	the record date to determine who is entitled to the rights and the distribution date;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire;

•	the extent to which the offering includes an over-subscription privilege with respect to unsubscribed securities;

•	the material terms of any standby underwriting arrangement we enter into in connection with the offering; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

DESCRIPTION OF UNITS

We may issue units to purchase one or more of the securities referenced herein.  The prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

•	the designation and terms of the units and the securities included in the units;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units;

•	the date, if any, on and after which the units may be transferable separately;

•	whether we will apply to have the units traded on a securities exchange or securities quotation system;

•	any material United States federal income tax consequences; and

•	how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

PLAN OF DISTRIBUTION

We and the selling shareholder and its successors (which includes pledgees, donees, partnership distributees and other transferees receiving the offered shares in non-sale transfers) may sell securities directly to purchasers or through underwriters, broker-dealers or agents.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Sales may be effected from time to time by one or more of the following methods permitted pursuant to applicable law, without limitation:

•
block trades (which may involve crosses) in which a broker or dealer will be engaged to attempt to sell securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	direct sales to purchasers;
•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;
•	an over-the-counter distribution;
•	ordinary brokerage transactions and transactions in which the broker solicits purchases;
•	privately negotiated transactions;
•	bidding or auction process;
•	closing out of short sales;
•	satisfying delivery obligations relating to the writing of options on the securities, whether or not the options are listed on an options exchange;
•	one or more underwritten offerings on a firm commitment or best efforts basis;
•	any combination of any of these methods; or
•	any other method permitted pursuant to applicable law.

In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A under the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

We and/or the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the offered shares and deliver these shares to close out short positions or loan or pledge the underlying shares to broker-dealers that in turn may sell these shares.

The selling shareholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions, provided that the short sale is made after the registration statement is declared effective.

The selling shareholder may pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus.  The selling shareholder also may transfer or donate the shares of common stock in other circumstances, in which case the transferees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The prospectus supplement relating to the securities will set forth the terms of the offering of such securities, including the name or names of any underwriters, brokers, dealers or agents, the name or names of any managing underwriter or underwriters, the purchase price of the securities and the net proceeds to us and/or the selling shareholder, as applicable, from such sale, any delayed delivery arrangements, any underwriting discounts and commissions and other items constituting underwriters’ compensation, any public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any commissions paid to agents and any securities exchange or market on which the securities may be listed.

If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

In connection with the sale of the securities, underwriters may receive compensation in the form of discounts, concessions, or commissions from us, the selling shareholder or the purchasers. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling shareholder and any underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act.  Any discounts allowed or commissions paid, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.  Any person who may be deemed to be an underwriter will be identified, and the compensation received from us or the selling stockholder will be described, in the prospectus supplement.  In no event will the aggregate value of compensation received or to be received by Financial Industry Regulatory Authority (“FINRA”) members or independent broker-dealers exceed 8% for the sale of securities registered hereunder.  If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

The selling shareholder and any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. We have informed the selling shareholder that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to its sales in the market. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if those securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

We and the selling shareholder may sell securities directly to one or more purchasers without using underwriters or agents.  We may also make direct sales through subscription rights distributed to our shareholders on a pro rata basis, which may or may not be transferable.  In any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities.

The securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws.  In addition, in certain states, the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase the securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each such contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to such contracts will be neither less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom such contracts, when authorized, may be made include savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval.  The obligations of any purchaser under any such contract will be subject to the conditions that:

•	the purchase of the securities may not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such purchaser is subject; and

•	if the securities are being sold to underwriters, we must have sold to such underwriters the total principal amount of such securities less the principal amount thereof covered by such contracts.

Underwriters and agents may be entitled to indemnification by us or the selling shareholder against some civil liabilities, including liabilities under the Securities Act, or to contributions with respect to payments which the underwriters or agents may be required to make relating to these liabilities. Underwriters and agents may be customers of, engage in transactions with, or perform services for us or the selling shareholder in the ordinary course of business.

There can be no assurance that we or the selling shareholder will sell any or all of the securities registered pursuant to the registration statement of which this prospectus is a part.

Each selling stockholder has represented to us that at the time of receipt of its shares and at the time of filing the registration statement with the SEC, such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

The selling stockholder will pay all underwriting discounts and selling commissions, if any, associated with the sale of its shares.  We and the selling shareholder have agreed to bear all expenses incurred pursuant to this registration statement (excluding attorneys’ fees and disbursements) on a pro rata basis based on the number of shares offered by each party in the registration.  We and the selling shareholder are each responsible for our own attorneys’ fees and disbursements.  We have agreed to indemnify the selling shareholder and the selling shareholder has agreed to indemnify us against some specified liabilities, including some that may arise under the Securities Act.

LEGAL MATTERS

Davis Graham & Stubbs LLP will issue an opinion on the validity of the securities offered by this prospectus.  If the securities are distributed in an underwritten offering, certain legal matters may be opined upon by counsel identified in the applicable prospectus supplement.

EXPERTS

The financial statements of Pure Cycle included in its Annual Report on Form 10-K for the year ended August 31, 2012, incorporated herein by reference have been audited by GHP Horwath, P.C., an independent registered public accounting firm, and have been so incorporated in reliance upon their report dated November 28, 2012, given upon such firm’s authority as an expert in accounting and auditing.

$15,000,000
Common Stock, Preferred Stock, Warrants, Rights, and Units
Offered by Pure Cycle Corporation
and
1,982,099 Shares of Common Stock
 Offered by Selling Shareholder

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth various expenses in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except the SEC’s registration fee.

SEC Registration Fee		$3,802
NASDAQ Listing Fees**	$	**
Legal Fees and Expenses*		$50,000
Accountants’ Fees and Expenses*		$10,000
Transfer and Disbursement Agent Fees*		$5,000
Blue Sky Fees and Expenses*		5,000
Miscellaneous*		$10,000
Total*		$83,802

* Estimated solely for purposes of this item.  Actual expenses may vary.
** The listing fee is based upon the principal amount of securities listed, if any, and is therefore not currently determinable.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pure Cycle is incorporated in the State of Colorado. Sections 7-109-101 through 7-109-110 of the Colorado Business Corporation Act, as amended (“CBCA”), provide that a corporation may indemnify any person who was, is, or is threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, or while a director, is or was serving at the request of the corporation as a director, partner, manager, member, trustee, officer, employee, fiduciary or agent of or in a similar capacity with another entity, against liability incurred in such proceeding if such person acted in good faith and (i) with respect to conduct in such person’s official capacity, the person reasonably believed his or her conduct to be in the best interests of the corporation, (ii) with respect to conduct in other cases, the person reasonably believed his or her conduct was at least not opposed to the best interests of the corporation, and (iii) with respect to any criminal action or proceeding, such person had no reasonable cause to believe the conduct was unlawful. The corporation may indemnify an officer who is not a director to a greater extent if not inconsistent with public policy.

Except to the extent authorized by a court, the corporation may not indemnify a director, who is adjudged liable in connection with a proceeding by or in the right of the corporation or in a proceeding charging that the director derived an improper personal benefit. In either case, indemnification is limited to reasonable expenses.

Our Articles of Incorporation and Bylaws generally require us to indemnify officers and directors to the fullest extent permitted by law. Section 7-109-108 allows the corporation to purchase and maintain insurance on behalf of a director or officer against liability arising from such person’s status as a director or officer regardless of whether the corporation would have the power to indemnify such person against the same liability under the CBCA. We maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been a director or officer of Pure Cycle. We have no other agreements with our officers and directors that pertain to indemnification.

ITEM 16. EXHIBITS.

The exhibits listed in the Exhibit Index immediately preceding the exhibits are filed as part of this registration statement on Form S-3.

ITEM 17. UNDERTAKINGS.

(a)	We hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission (“SEC”) by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference into this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 7, 2013.

PURE CYCLE CORPORATION
By:	/s/ Mark W. Harding
	Name:	Mark W. Harding
	Title:	President and Chief Financial Officer

Each person whose signature appears below hereby constitutes and appoints Mark W. Harding his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark W. Harding	President and Chief Financial Officer and Director (Principal Executive, Financial and Accounting Officer)	June 7, 2013
Mark W. Harding

/s/ Harrison H. Augur	Chairman of the Board	June 7, 2013
Harrison H. Augur

/s/ Arthur G. Epker, III	Director	June 7, 2013
Arthur G. Epker, III

/s/ Richard L. Guido	Director	June 7, 2013
Richard L. Guido

/s/ Peter C. Howell	Director	June 7, 2013
Peter C. Howell

/s/ George M. Middlemas	Director	June 7, 2013
George M. Middlemas

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement**
3.1	Articles of Incorporation of Pure Cycle Corporation — Incorporated by reference to Appendix B to the Proxy Statement on Schedule 14A filed December 14, 2007
3.2	Bylaws of Pure Cycle Corporation — Incorporated by reference to Appendix C to the Proxy Statement on Schedule 14A filed December 14, 2007
4.1	Specimen Common Stock Certificate — Incorporated by reference to Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2010
4.2	Specimen Preferred Stock Certificate**
4.3	Form of Certificate of Designation of Preferred Stock**
4.4	Form of Warrant Agreement including Form of Warrant Certificate**
4.5	Form of Rights Agreement, including Form of Rights Certificate**
5.1	Opinion of Davis Graham & Stubbs LLP*
23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)*
23.2	Consent of GHP Horwath, P.C.*
24.1	Power of Attorney (included on the signature page hereto)

*	Filed herewith.
**
To be filed by amendment, as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, or as otherwise required by regulation of the Securities and Exchange Commission, and incorporated by reference herein.